AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER____, 2002
                                 REG. NO. 33


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________
                        DIATECT INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
     CALIFORNIA                                             82-0513109
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                 875 SOUTH INDUSTRIAL PARKWAY, HEBER CITY, UTAH 84032
                                 (435) 654-4370
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                ________________________________________________

                       ADVISORY AND CONSULTING AGREEMENTS
                              (FULL TITLE OF PLAN)
                        ________________________________

                                    JAY W. DOWNS
                             CHIEF EXECUTIVE OFFICER
                           875 SOUTH INDUSTRIAL PARKWAY
                               HEBER CITY, UTAH 84032
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (435) 654-4370
          (TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)

                                    COPY TO:
                       THE LAW OFFICES OF MICHAEL L. CORRIGAN
                               MICHAEL L. CORRIGAN
                           CITY NATIONAL BANK BUILDING
                              4275 EXECUTIVE SQUARE
                             SECOND FLOOR, SUITE 210
                           LA JOLLA, CALIFORNIA 92037
                                 (858)731-0044



                               CALCULATION OF REGISTRATION FEE
                               -------------------------------

                       PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF SECURITIES      AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING          AMOUNT OF
TO BE REGISTERED          REGISTERED (1)      PER SHARE             PRICE(2)           REGISTRATION FEE
--------------------  -----------------  -----------------    --------------------     -----------------
COMMON STOCK
(NO PAR VALUE)                  500,000    $           .24     $           120,000     $          300.00
--------------------  -----------------  -----------------    --------------------     -----------------



(1) REPRESENTS 500,000 SHARES OF COMMON STOCK TO BE ISSUED TO A CONSULTANT, AS COMPENSATION FOR SERVICES RENDERED.
(2) ESTIMATED SOLELY FOR THE PURPOSE OF DETERMINING THE AMOUNT OF
REGISTRATION FEE AND PURSUANT TO RULES 457(C) AND 457(H) OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1993.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

GENERAL INFORMATION

THE COMPANY:

THE COMPANY HAS ITS PRINCIPAL OFFICES AT 875 SOUTH INDUSTRIAL PARKWAY, HEBER, UTAH 84032, TELEPHONE (435)654-4370.

PURPOSES:

THE COMMON STOCK WILL BE ISSUED BY THE COMPANY PURSUANT TO AN AGREEMENT ENTERED INTO BETWEEN THE CONSULTANT AND THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD OF DIRECTORS"). THE AGREEMENTS ARE INTENDED TO PROVIDE A METHOD WHEREBY THE COMPANY MAY BE STIMULATED BY THE PERSONAL INVOLVEMENT OF THE CONSULTANT IN THE COMPANY'S BUSINESS THEREBY ADVANCING THE INTERESTS OF THE COMPANY, AND ALL OF ITS SHAREHOLDERS.

COMMON STOCK:

THE BOARD HAS AUTHORIZED THE ISSUANCE OF UP TO 500,000 SHARES OF THE COMMON STOCK TO THE CONSULTANT UPON EFFECTIVENESS OF THE REGISTRATION STATEMENT.

CONSULTANTS:

THE CONSULTANT HAS AGREED TO PROVIDE ITS EXPERTISE AND ADVICE TO THE COMPANY ON A NON-EXCLUSIVE BASIS FOR THE PURPOSE OF GENERALLY REPRESENTING THE COMPANY WITH RESPECT TO CERTAIN LEGAL MATTERS.

NO RESTRICTIONS ON TRANSFER

UPON THE SHARES BECOMING "EARNED" PURSUANT TO THE TERMS OF CONSULTANT'S ENGAGEMENT AGREEMENT, THE CONSULTANT WILL BECOME THE RECORD AND BENEFICIAL OWNERS OF THE SHARES OF COMMON STOCK UPON ISSUANCE AND DELIVERY AND ARE ENTITLED TO ALL OF THE RIGHTS OF OWNERSHIP, INCLUDING THE RIGHT TO VOTE ANY SHARES AWARDED AND TO RECEIVE ORDINARY CASH DIVIDENDS ON THE COMMON STOCK.

TAX TREATMENT TO THE CONSULTANT

THE COMMON STOCK IS NOT QUALIFIED UNDER SECTION 401(A) OF THE INTERNAL REVENUE CODE. THE CONSULTANT, THEREFORE, WILL BE DEEMED FOR FEDERAL INCOME TAX PURPOSES TO RECOGNIZE ORDINARY INCOME DURING THE TAXABLE YEAR IN WHICH THE FIRST OF THE FOLLOWING EVENTS OCCURS: (A) THE SHARES BECOME FREELY TRANSFERABLE, OR (B) THE SHARES CEASE TO BE SUBJECT TO A SUBSTANTIAL RISK OF FORFEITURE. ACCORDINGLY, THE CONSULTANT WILL RECEIVE COMPENSATION TAXABLE AT ORDINARY RATES EQUAL TO THE FAIR MARKET VALUE OF THE SHARES ON THE DATE OF RECEIPT SINCE THERE WILL BE NO SUBSTANTIAL RISK OF FORFEITURE OR OTHER RESTRICTIONS ON TRANSFER. IF, HOWEVER, THE CONSULTANT RECEIVES SHARES OF COMMON STOCK PURSUANT TO THE EXERCISES OF AN OPTION OR OPTIONS AT AN EXERCISE PRICE BELOW THE FAIR MARKET VALUE OF THE SHARES ON THE DATE OF EXERCISE, THE DIFFERENCE BETWEEN THE EXERCISE PRICE AND THE FAIR MARKET VALUE OF THE STOCK ON THE DATE OF EXERCISE WILL BE DEEMED ORDINARY INCOME FOR FEDERAL TAX PURPOSES. THE CONSULTANT IS URGED TO CONSULT HIS TAX ADVISOR ON THIS MATTER. FURTHER, IF ANY RECIPIENT IS AN "AFFILIATE", SECTION 16(B) OF THE EXCHANGE ACT IS APPLICABLE AND WILL AFFECT THE ISSUE OF TAXATION.

TAX TREATMENT TO THE COMPANY

THE AMOUNT OF INCOME RECOGNIZED BY ANY RECIPIENT HEREUNDER IN ACCORDANCE WITH THE FOREGOING DISCUSSION WILL BE AN EXPENSE DEDUCTIBLE BY THE COMPANY FOR FEDERAL INCOME TAX PURPOSES OF THE TAXABLE YEAR OF THE COMPANY DURING WHICH THE RECIPIENT RECOGNIZES INCOME.

RESTRICTIONS OF RESALES

IN THE EVENT THAT AN AFFILIATE OF THE COMPANY ACQUIRES SHARES OF COMMON STOCK HEREUNDER, THE AFFILIATE WILL BE SUBJECT TO SECTION 16(B) OF THE EXCHANGE ACT. FURTHER, IN THE EVENT THAT ANY AFFILIATE ACQUIRING SHARES HEREUNDER HAS SOLD OR SELLS ANY SHARES OF COMMON STOCK IN THE SIX MONTHS PRECEDING OR FOLLOWING THE RECEIPT OF SHARES HEREUNDER, ANY SO CALLED "PROFIT", AS COMPUTED UNDER SECTION 16(B) OF THE EXCHANGE ACT, WOULD BE REQUIRED TO BE DISGORGED FROM THE RECIPIENT TO THE COMPANY. SERVICES RENDERED HAVE BEEN RECOGNIZED AS VALID CONSIDERATION FOR THE "PURCHASE" OF SHARES IN CONNECTION WITH THE "PROFIT" COMPUTATION UNDER
SECTION 16(B) OF THE EXCHANGE ACT. THE COMPANY HAS AGREED THAT FOR THE PURPOSE OF ANY "PROFIT" COMPUTATION UNDER 16(B) THE PRICE PAID FOR THE COMMON STOCK ISSUED TO AFFILIATES IS EQUAL TO THE VALUE OF SERVICES RENDERED. SHARES OF COMMON STOCK ACQUIRED HEREUNDER BY PERSONS OTHER THAN AFFILIATES ARE NOT SUBJECT TO SECTION 16(B) OF THE EXCHANGE ACT.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

THE COMPANY HEREBY INCORPORATES BY REFERENCE (I) ITS ANNUAL REPORT OF FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2001, FILED PURSUANT TO SECTION 13 OF THE EXCHANGE ACT, (II) ANY AND ALL FORMS 10-QSB FILED UNDER THE SECURITIES OR EXCHANGE ACT SUBSEQUENT TO ANY FILED FORM 10-KSB, AS WELL AS ALL OTHER
REPORTS FILED UNDER SECTION 13 OF THE EXCHANGE ACT, AND (III) ITS ANNUAL REPORT, IF ANY TO SHAREHOLDERS DELIVERED PURSUANT TO RULE 14A-3 OF THE EXCHANGE ACT. IN ADDITION, ALL FURTHER DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTION 13, 14, OR 15 (D) OF THE EXCHANGE ACT PRIOR TO THE TERMINATION OF THIS OFFERING ARE DEEMED TO BE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND TO BE A PART HEREOF FROM THE DATE OF THE FILING. ALL DOCUMENTS WHICH WHEN TOGETHER, CONSTITUTE THIS PROSPECTUS, WILL BE SENT OR GIVEN TO PARTICIPANTS BY THE REGISTRANT AS SPECIFIED BY RULE 428(B)(1) OF THE SECURITIES ACT.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

A COPY OF ANY DOCUMENT OR PART HEREOF INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT BUT NOT DELIVERED WITH THIS PROSPECTUS OR ANY DOCUMENT REQUIRED TO BE DELIVERED PURSUANT TO RULE 428(B) UNDER THE SECURITIES ACT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST. REQUESTS SHOULD BE ADDRESSED TO: 875 SOUTH INTERNATIONAL PARKWAY, HEBER CITY, UTAH 84032.

LEGAL OPINIONS AND EXPERTS

MICHAEL L. CORRIGAN HAS RENDERED AN OPINION ON THE VALIDITY OF THE SECURITIES BEING REGISTERED.

THE FINANCIAL STATEMENTS OF DIATECT INTERNATIONAL, INC. BY REFERENCE IN THE COMPANY'S ANNUAL REPORT (FORM 10-KSB) FOR THE PERIOD ENDED DECEMBER 31, 2001, HAVE BEEN AUDITED BY WILLIAMS & WEBSTER P.S., INDEPENDENT AUDITORS, AS SET FORTH IN THEIR REPORT INCORPORATED HEREIN BY REFERENCE AND ARE INCORPORATED HEREIN BY REFERENCE AN ARE INCORPORATED HEREIN IN RELIANCE UPON SUCH REPORT GIVEN UPON THE AUTHORITY OF THE FIRM AS EXPERTS IN AUDITING AND ACCOUNTING.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

INSOFAR AS INDEMNIFICATION OF LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE.

THE DOCUMENT(S) CONTAINING THE INFORMATION SPECIFIED IN PART I WILL BE SENT OR GIVEN TO EMPLOYEES AS SPECIFIED BY RULE 428(B)(1) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH DOCUMENTS ARE NOT BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION EITHER AS PART OF THIS REGISTRATION STATEMENT OR AS PROSPECTUSES OR PROSPECTUS SUPPLEMENTS PURSUANT TO RULE 424 OF THE SECURITIES ACT. SUCH DOCUMENTS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT PURSUANT TO ITEM 3 OF PART II HEREOF, TAKEN TOGETHER, CONSTITUTE A PROSPECTUS THAT MEETS THE REQUIREMENTS OF SECTION 10(A) OF THE SECURITIES ACT.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

THE FOLLOWING DOCUMENTS FILED BY THE COMPANY WITH THE COMMISSION ARE HEREBY INCORPORATED BY REFERENCE:

   1) THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE PERIOD ENDED DECEMBER 31, 2001, DATED MARCH 29, 2002;

   2) THE COMPANY'S QUARTERLY REPORT ON FORM 10-QSB FOR THE PERIOD ENDED SEPTEMBER 30, 2001, DATED NOVEMBER 14, 2001; AND

   3) ALL ADDITIONAL REPORTS FILED BY THE COMPANY WITH THE COMMISSION PURSUANT TO SECTION 13(A) OR 15(D) OF THE EXCHANGE ACT AFTER SEPTEMBER 30, 2001.

ALL REPORTS AND OTHER DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 12, OR 15(D) OF THE EXCHANGE ACT PRIOR TO THE FILING OF ANY POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES COVERED BY THIS PROSPECTUS HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SUCH SECURITIES THEN REMAINING UNSOLD SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE HEREIN AND TO BE A PART HEREOF FROM THE DATE OF THE FILING OF SUCH REPORTS AND DOCUMENTS.


ITEM 4. DESCRIPTION OF SECURITIES

     NOT APPLICABLE.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     THE LAW OFFICES OF MICHAEL L.CORRIGAN DOES CONSULTING WORK FOR DIATECT INTERNATIONAL, INC. FROM TIME TO TIME.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     THE COMPANY'S INDEMNIFICATION POLICY COVERING OFFICERS AND DIRECTORS, AS CONTAINED IN THE BY-LAWS, PROVIDES THAT THE COMPANY MAY INDEMNIFY AT ITS OFFICERS OR DIRECTORS FOR COSTS REASONABLY INCURRED IN CONNECTION WITH CIVIL, CRIMINAL, ADMINISTRATIVE AND INVESTIGATIVE PROCEEDINGS. THE COMPANY MAY PURCHASE INDEMNIFICATION INSURANCE FOR OFFICERS AND DIRECTORS.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

EXPERTS

     THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY APPEARING IN THE COMPANY'S ANNUAL REPORT (FORM 10-KSB) FOR THE YEAR ENDED DECEMBER 31, 2001 HAVE BEEN AUDITED BY WILLIAMS & WEBSTER, P.S., CERTIFIED PUBLIC ACCOUNTANTS, AS SET FORTH IN THEIR REPORT THEREON INCLUDED THEREIN AND INCORPORATED HEREIN BY REFERENCE. REFERENCE IS MADE TO SAID REPORT, WHICH INCLUDES EXPLANATORY PARAGRAPHS THAT DESCRIBE THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN, DISCUSSED IN THE NOTES TO THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS. SUCH FINANCIAL STATEMENTS ARE INCORPORATED HEREIN IN RELIANCE UPON THE REPORTS OF WILLIAMS & WEBSTER, P.S, PERTAINING TO SUCH FINANCIAL STATEMENTS (TO THE EXTENT FILED WITH THE COMMISSION) GIVEN UPON THE AUTHORITY OF SUCH FIRM AS EXPERTS IN GIVING SUCH REPORTS.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

NOT APPLICABLE.

ITEM 8. EXHIBITS

     THE EXHIBITS TO THIS REGISTRATION STATEMENT ARE LISTED IN THE INDEX TO EXHIBITS ON PAGE 12.

ITEM 9. UNDERTAKINGS

(A) THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

     (1) TO FILE DURING ANY PERIOD IN WHICH OFFERS OR SALES ARE BEING MADE, A POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT:

          (I) TO INCLUDE ANY PROSPECTUS REQUIRED BY SECTION 10(A)(3) OF THE SECURITIES ACT OF 1933:

         (II) TO REFLECT IN THE PROSPECTUS ANY FACTS OR EVENTS ARISING AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT (OR THE MOST RECENT POST-EFFECTIVE AMENDMENT THEREOF) WHICH, INDIVIDUALLY OR IN THE AGGREGATE, REPRESENT A FUNDAMENTAL CHANGE IN THE INFORMATION SET FORTH IN THIS REGISTRATION
STATEMENT:

         (III) TO INCLUDE ANY MATERIAL INFORMATION WITH RESPECT TO THE PLAN OF DISTRIBUTION NOT PREVIOUSLY DISCLOSED IN THIS REGISTRATION STATEMENT OR ANY MATERIAL CHANGE TO SUCH INFORMATION IN THIS REGISTRATION STATEMENT; PROVIDED, HOWEVER, THAT PARAGRAPH (1)(I) AND (1)(II) DO NOT APPLY IF THE INFORMATION REQUIRED TO BE INCLUDED IN A POST-EFFECTIVE AMENDMENT BY THOSE PARAGRAPH IS CONTAINED IN PERIODIC REPORTS FILED BY THE COMPANY PURSUANT TO SECTION 13 OR
SECTION 15 (D) OF THE EXCHANGE ACT THAT ARE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT.

     (2) THAT FOR THE PURPOSE OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH SUCH POST-EFFECTIVE AMENDMENTS SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

     (3) TO REMOVE FROM REGISTRATION BY MEANS OF A POST-EFFECTIVE AMENDMENT ANY OF THE SECURITIES BEING REGISTERED HEREUNDER THAT REMAIN UNSOLD AT THE TERMINATION OF THE OFFERING.

(B) THE UNDERSIGNED COMPANY HEREBY UNDERTAKES THAT FOR PURPOSES OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH FILING OF THE COMPANY'S ANNUAL REPORT PURSUANT TO SECTION 13 (A) OR SECTION 15 (D) OF THE SECURITIES AND EXCHANGE ACT OF 1934 (AND, WHERE APPLICABLE, EACH FILING OF AN EMPLOYEE BENEFIT PLAN'S ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934) THAT IS INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

(C) INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE COMPANY PURSUANT TO THE ABOVE-DESCRIBED PROVISIONS OR OTHERWISE, THE COMPANY HAS BEEN ADVISED THAT IN THE OPINION OF THE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE COMPANY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE COMPANY IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE COMPANY WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING A FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HEBER CITY, STATE OF UTAH ON OCTOBER 1, 2002.

     DIATECT INTERANATIONAL, INC.



     BY/S/ JAY W. DOWNS
     JAY W. DOWNS, CEO

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MICHAEL CORRIGAN, EACH OF THEM ACTING INDIVIDUALLY AS HIS ATTORNEY-IN-FACT, EACH WITH FULL POWER OF SUBSTITUTION AND RE-SUBSTITUTION, FOR HIM IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN CONNECTION THEREWITH AS FULLY TO AL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE               TITLE                     DATE
---------               -----                     ----

/S/JAY W. DOWNS         CEO                       OCTOBER 1, 2002
-------------------
JAY W. DOWNS

                                INDEX TO EXHIBITS



EXHIBIT
NO.       DESCRIPTION
---       -----------

4.1       CONSULTING AGREEMENT: BARRY CLARK

5.1 OPINION OF COUNSEL, REGARDING THE LEGALITY OF THE SECURITIES REGISTERED HEREUNDER

23.1      CONSENT OF WILLIAMS & WEBSTER, CPA

23.2      CONSENT OF COUNSEL (INCLUDED AS PART OF EXHIBIT 5.1)

24        POWER OF ATTORNEY (CONTAINED WITHIN SIGNATURE PAGE)

ADVISORY AND CONSULTING AGREEMENTS


NUMBER OF SHARES AND OPTIONS
----------------------------


EXHIBIT 4.1

 BARRY CLARK            500,000
                        -------
                        500,000